Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in No. 333-228916 on Form S-3 and Registration Statements Nos. 333--96957, 333-98319, 333-103229 and 333-191116 on Form S-8 of Plumas Bancorp of our report dated June 21, 2019, relating to our audit of the Plumas Bank 401(k) Profit Sharing Plan as of December 31, 2018 appearing in this Annual Report on Form 11-K for the year ended December 31, 2019.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

June 26, 2020